UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 21, 2009
Date of Report (Date of earliest event reported)

MACROSHARES HOUSING DEPOSITOR, LLC
(Depositor)
(Exact name of registrant as specified in its charter)

 MacroShares Major Metro Housing Down Trust

(Issuers with respect to the Offered Securities)

Delaware (State or other jurisdiction of incorporation or organization of registrant)	333-151523 (Commission File Number)	26-1501411 (I.R.S. Employer Identification No.)

73 Green Tree Drive #9
Dover, DE 19904
(Address of principal executive offices)

(888) MACROS1
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 21, 2009, a termination trigger occurred under the trust agreement for the MacroShares Major Metro Housing Down Shares (the "Down MacroShares").  Pursuant to Section 11.1(a)(xiii) of the trust agreement for the Down MacroShares, a termination trigger will occur if the amount of cash and treasuries on deposit in the MacroShares Major Metro Housing Down Trust (the “Down Trust”) or the MacroShares Major Metro Housing Up Trust (the “Up Trust,” and together with the Up Trust,” the “Paired Trusts”) is less than fifty (50) million dollars on any business day and MacroShares Housing Depositor, LLC (the “Depositor”) elects, in its discretion, to terminate the Paired Trusts.  The amount of cash and treasuries on deposit in the Down Trust on December 21, 2009 was $10,587,338.08 and the amount of cash and treasuries on deposit on that same date in the Up Trust was $10,587,338.08.  The Depositor has elected, in its discretion, to terminate the Paired Trusts.

The trust agreement provides that, following the occurrence of a termination trigger, the next scheduled distribution date will be an "Early Termination Date" on which all outstanding Down MacroShares will be redeemed at their Per Share Underlying Value (as defined in the trust agreement) as of the last Index Publication Day preceding such Early Termination Date.  An "Index Publication Day" is the Business Day in each month on which the Index is calculated and published by the Reference Index Provider.

The next scheduled distribution date for the Down MacroShares is December 29, 2009, which will be the Early Termination Date.  The last day of trading for the Down MacroShares on NYSE Arca will be December 28, 2009.

On January 6, 2010, a final distribution will be made on the Down MacroShares to the holders of record of those shares as of December 31, 2009.  This final distribution will be based on the underlying value of the Down MacroShares Trust.  The underlying value of the trust will be determined based on the November 24, 2009 release of the Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index.

Authorized Participants may continue to direct paired issuances of Down MacroShares until December 28, 2009.  In accordance with the trust agreement, paired optional redemptions will only be permitted if, after the redemption, the assets of the Down Trust do not fall below ten (10) million dollars.

From December 22, 2009 until the last trading date on December 28, 2009, the full amount of all incremental trust expenses of the Down Trust resulting from the Early Termination will be allocated to the Down MacroShares.  This action will result in the reduction in the underlying value of each Down MacroShare of approximately $0.85 to $0.90 per share above the impact on underlying value of daily expense accruals in effect prior to December 21, 2009.

Attached here as Appendix A is the press release issued by the Depositor announcing the occurrence of the termination trigger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROSHARES HOUSING DEPOSITOR, LLC

By:	/s/ Samuel Masucci, III
Name: Samuel Masucci, III
Title: Chief Executive Officer

Date:  December 21, 2009

Appendix A

For Release – Monday, December 21st at 4:30pm

MacroShares Major Metro Housing reaches an early termination trigger

December 21, 2009 Madison, NJ – Today MacroShares Housing Depositor announced the termination of the MacroShares Major Metro Housing Up Trust (UMM) and MacroShares Major Metro Housing Down Trust (DMM) due to assets on deposit being less than $50 Million. Their respective registration statements provide for a termination when “the amount of cash and treasuries on deposit in the Up Trust and/or Down Trust is less than fifty (50) million dollars per trust on any business day and we elect, in our discretion, to terminate the paired trusts.”

UMM and DMM will continue to trade on NYSE Arca until the closing of the last day of trading, which will be December 28, 2009. On January 6, 2010, a final distribution payment will be made to the UMM and DMM shareholders of record as of December 31st based on the underlying value of the Up and Down MacroShares Trusts. The underlying value of the trusts will be determined based on the November 24, 2009 release of the Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index.

MacroShares Housing Depositor, estimates that early termination expenses  for UMM and DMM in connection with the early termination of the MacroShares Major Metro Housing Trusts, will range from $0.85 to $0.90 per share, based on 430,000 shares of each Trust currently outstanding.  These early termination expenses, along with regular ongoing daily expenses shall be accrued ratably, commencing December 22ndh,  through December 28th, the last day on which shares of each Trust will trade.

Contacts:
For general inquires, please contact 888-Macros1
For press inquiries, please contact Diane Masucci at 973-889-1973 x 103

MacroShares Housing Depositor, LLC is a Delaware limited liability company and is acting as the depositor for the MacroShares Major Metro Housing Up and Down trusts. A registration statement (including the prospectus) is on file with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get copies of these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, MacroShares Housing Depositor, LLC, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free (888) Macros1 extension 200. You may also request a copy of the prospectus by accessing the MacroShares website at www.MacroShares.com.

MacroMarkets LLC is the Administrative Agent and its subsidiary, Macro Financial, LLC, is the marketing agent for the MacroShares Trusts. Macro Financial is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority.

Important Risks
This Information does not represent an offer to sell securities of the MacroShares Trusts and it is not soliciting an offer to buy securities of these Trusts. There can be no assurance that the Trusts will achieve their investment objectives. An investment in a MacroShare Trust involves significant risks, including the risk of loss of substantially all of your investment. There is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution to shareholders. You should review the risk factors in the prospectus prior to investing in a Trust. The Trusts continuously offer shares through Authorized Participants. There is no guarantee that a market for any MacroShares will continue after this announcement. Fluctuations in the underlying value of the Trusts and other factors may affect the market price of your MacroShares investment. An investment in a MacroShares will not resemble a direct investment in the asset being tracked. The price of the asset being tracked by the Trust may be volatile. It may be difficult to predict whether in the long-term the price of the asset being tracked will reflect a generally upward or downward trend. There are risks associated with investing in a product linked to a benchmark. A substitute price may be used as the reference price of the benchmark asset.

MacroMarkets LLC and their respective affiliates do not provide tax advice. Investors are urged to consult their tax advisor to fully understand the tax implications associated with any investment in any Trust. Investors are hereby notified that:

(A) any discussion of federal tax issues in this press release is not intended or written to be relied upon, and cannot be relied upon by investors for the purpose of avoiding penalties that may be imposed on investors under the Internal Revenue Code;

(B) such discussion is being used in connection with the promotion or marketing by MacroShares Housing Depositor, LLC and the Trusts of the transactions or matters addressed herein; and

(C) investors should seek advice based on their particular circumstances from an independent tax advisor.

Additional Information about MacroShares Major Metro Housing Trusts can be found at www.MacroShares.com